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                                                                 EXHIBIT 10.4


                           RESTRICTED STOCK AGREEMENT



         THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of this ____ day of _________, 19___, between ___________________ (hereinafter referred to as "Purchaser"), and KOFAX IMAGE PRODUCTS, a California corporation (hereinafter referred to as the "Company"), with reference to the following facts:


                                R E C I T A L S :


          A. Purchaser is an employee of the Company and in connection therewith has rendered services for and on behalf of the Company.

          B. The Company desires, by affording the Purchaser an opportunity to purchase shares of Common Stock of the Company (hereinafter called "Shares"), as hereinafter provided, to carry out the purpose of the "Amended and Restated Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan", a copy of which is attached hereto as Exhibit A (the "Plan").

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

          1. ISSUANCE OF SHARES.

             The Company hereby offers to issue to Purchaser an aggregate of ______________ (_____ ) shares of the Common Stock, without par value, of the Company (the "Shares") on the terms and conditions herein set forth. Unless this offer is earlier revoked in writing by the Company, Purchaser shall have ninety
(90) days from the date of the delivery of this Agreement to Purchaser to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever, together with the consideration to be delivered by Purchaser pursuant to Section 2 below.

          2. CONSIDERATION.

          The purchase price for the Shares shall be $____ per share, or $______ in the aggregate, which shall be paid by the delivery of Purchaser's check payable to the Company, receipt of which is hereby acknowledged.

          3. RECONVEYANCE UPON TERMINATION OF EMPLOYMENT.

          (a) RECONVEYANCE OPTION. If at any time prior to four years from __________ (the "Employment Commencement Date"), Purchaser should cease to be an employee of the Company or a parent or its subsidiaries, for any reason (hereinafter referred to


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as the "Termination Date"), the Company and/or all other shareholders of the
Company holding more than 100,000 shares of common stock of the Company or shares of any other class or series having voting power equivalent to more than 100,000 shares of common stock of the Company (as adjusted for any change in the capital structure of the Company) ("Purchasing Shareholders" herein) shall have the option to acquire (hereinafter referred to as the "Reconveyance Option") from Purchaser all, but not less than all (unless Purchaser consents), of the Shares subject to the Reconveyance Option on the following basis:

                    (i) If the Termination Date should occur on or before one year from the Employment Commencement Date, one hundred percent (100%) of the Shares shall be subject to the Reconveyance Option;

                    (ii) If the Termination Date should occur after one year from the Employment Commencement Date, but on or before two years from the Employment Commencement Date, seventy-five percent (75%) of the Shares shall be subject to the Reconveyance Option;

                    (iii) If the Termination Date should occur after two years from the Employment Commencement Date, but on or before three years from the Employment Commencement Date, fifty percent (50%) of the Shares shall be subject to the Reconveyance Option;

                    (iv) If the Termination Date should occur after three years from the Employment Commencement Date, but on or before four years from the Employment Commencement Date, twenty-five percent (25%) of the Shares shall be subject to the Reconveyance Option;

                    (v) If the Termination Date should occur after four years from the Employment Commencement Date, none of the Shares shall be subject to the Reconveyance Option.

               (b) ADDITIONAL VESTING IN THE EVENT OF DEATH OR DISABILITY. If during the term of his employment with the Company, Purchaser shall die or become physically or mentally disabled such that he is unable to fulfill the duties of his or her position with the Company (as certified by a competent, licensed physician or psychiatrist reasonably satisfactory to the Company), the Termination Date shall be deemed to have occurred one year beyond the actual date of death or disability and Purchaser's Shares shall be deemed to be vested to the extent of one year beyond the actual date of such death or disability.

               (c) CONSIDERATION FOR RECONVEYANCE OPTION. The Company and/or the Purchasing Shareholders shall pay Purchaser as consideration for the Shares to be acquired upon exercise of the Reconveyance Option the original purchase price paid by Purchaser plus five percent (5%) simple interest (without compounding) per annum from the date of issuance of the Shares until the date of payment.

               (d) PROCEDURE FOR EXERCISE OF RECONVEYANCE OPTION. The Company shall have the right to exercise the Reconveyance Option by acquiring all, but not less than all (unless Purchaser consents), of the Shares subject to the Reconveyance Option by delivery to

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Purchaser and/or any other person obligated to transfer the Shares written notice of election to purchase the Shares or any portion thereof within thirty
(30) days following the Termination Date. In the event any of the Shares are not being purchased by the Company, the Company shall notify all other Purchasing Shareholders in writing within five (5) days of the expiration of the Company's 30-day option exercise period. If any of the other Purchasing Shareholders desire to exercise the Reconveyance Option as to any of the remaining Shares which are not being purchased by the Company, they shall each deliver to the Company within thirty (30) days after the required date of delivery of the notice from the Company, a written notice of election to purchase the Shares or a specified number thereof. If such notices specify in the aggregate more shares than are subject to purchase by the Purchasing Shareholders, the Shares shall be allocated in accordance with Section 4(c). After such allocation, the Company shall deliver to the Purchaser and/or any other person obligated to transfer the Shares, within ten (10) days following the expiration of the Purchasing Shareholders' 30-day option exercise period a written notice indicating the number of Shares to be purchased by the Company and each of the other Purchasing Shareholders. In the event that the Company and the Purchasing Shareholders do not elect to exercise the Reconveyance Option as to all or part of the Shares under the provisions of this Section 3 by written notice to Purchaser within seventy-five (75) days following the Termination Date, the Reconveyance Option shall expire as to all Shares which the Company and/or the Purchasing Shareholders have not elected to acquire.

               (e) NOTIFICATION AND SETTLEMENT. In the event that the Company and/or the Purchasing Shareholders have elected to exercise the Reconveyance Option as to part or all of the Shares within the period described above, the Company shall notify Purchaser and/or any other person obligated to transfer the Shares as set forth in paragraph (d) above within seventy-five (75) days from the Termination Date and Purchaser or such other person shall deliver to the Company and/or the Purchasing Shareholders certificate(s) representing the Shares to be acquired by the Company and/or the Purchasing Shareholders within ten (10) days following the date of the notice from the Company. The Company and/or the Purchasing Shareholders shall deliver to Purchaser against delivery of the Shares, checks of the Company and/or the Purchasing Shareholders payable to Purchaser and/or any other person obligated to transfer the Shares in the aggregate amount of the purchase price to be paid as set forth in paragraph (c) above.

               (f) DEPOSIT OF UNVESTED SHARES. Purchaser shall deposit with the Company certificates representing the unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company pending the vesting of such Shares. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.

          4.   RIGHT OF FIRST REFUSAL.

               (a) Unless otherwise required or permitted by this Agreement, Purchaser shall not sell, transfer, assign, hypothecate, or in any way alienate any of the Shares which are not subject to the Reconveyance Option, or any right or interest therein, unless Purchaser delivers a notice, as provided in Section 7 hereof, to the Company and/or the Purchasing Shareholders stating the price, terms and conditions of the proposed transfer, and the identity of the proposed transferee (the "Offer Notice") and, except as hereinafter provided, the Company and/or the Purchasing Shareholders shall not have agreed to purchase Purchaser's


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Shares as provided hereinafter. Delivery of the Offer Notice to the Company and/or the Purchasing Shareholders shall be deemed to be an offer by Purchaser to sell the Shares to the Company and/or the Purchasing
Shareholders (the shares subject to such offer to be hereinafter referred to as the "Target Shares").

               (b) If the Company desires to exercise the option, it must exercise the option to at least the lesser of (i) all of the Target Shares offered; or (ii) the greatest number of the Target Shares offered that the Company can legally purchase under applicable law. If the Company desires to exercise the option, the secretary of the Company shall give written notice, in the manner set forth in Section 7 below, of that fact to Purchaser within fifteen (15) days following receipt of the Offer Notice. The Company may not elect to purchase any smaller amount of the Target Shares.

               (c) If any of the Shares are not being purchased by the Company, the Company shall notify the Purchasing Shareholders within five days after the expiration of the Company's 15-day option exercise period. Within fifteen days after the expiration of the Company's 15-day option period, if any of the other Purchasing Shareholders desire to acquire any of the Target Shares pursuant to the terms of the Offer Notice, they each shall deliver to the Company a written notice of election to purchase such Target Shares or a specified number thereof. If such notices specify in the aggregate more Target Shares than are subject to purchase by the Purchasing Shareholders, the Target Shares shall be allocated as follows:

                    (i) Each Purchasing Shareholder electing to purchase Shares shall be allocated a number of Target Shares equal to the lesser of (a) the number of Target Shares which that shareholder has offered to purchase, or
     (b) the number of Target Shares which bears the same ratio to the number of Target Shares which are not being purchased by the Company as the number of shares owned by that Shareholder bears to the number of shares owned by all shareholders who have elected to purchase Target Shares.

                    (ii) If any Target Shares remain to be allocated after the application of subsection (i) above, they shall be allocated to Purchasing Shareholders who elected to purchase more Target Shares than were allocated to them. Each such Purchasing Shareholder shall be allocated a number of Target Shares equal to the lesser of (a) the number of Target Shares which that Purchasing Shareholder elected to purchase less the number of Target Shares already allocated to that Purchasing Shareholder, or (b) the number of Target Shares which bears the same ratio to the number of Target Shares which have not yet been allocated as the number of shares owned by that Purchasing Shareholder bears to the total number of shares owned by all Purchasing Shareholders who have elected to purchase more Target Shares than were allocated to them. If, as a result of the foregoing provisions of this subsection (ii) all of the Target Shares subject to the Offer Notice not being purchased by the Company have not been allocated, the balance shall be allocated by successively applying this subsection (ii) as many times as is necessary to allocate all of the Target Shares subject to the Offer Notice.

                    (iii) For the purposes of subsection (i) and subsection
     (ii), shares owned by any Purchasing Shareholder shall include all shares of common stock and all shares of any class or series which are convertible or exchangeable for shares of


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     common stock, determined as if such convertible or exchangeable shares have been converted or exchanged for shares of common stock.

                    (iv) After such allocation, the Company shall deliver to Purchaser, within ten days from the expiration of the 15-day option period of the Purchasing Shareholders, a written notice indicating the number of Target Shares to be purchased by the Company and each of the Purchasing Shareholders.

               (d) If such right is exercised with respect to all the Target Shares specified in the notice of intended disposition, the Company (or its assignees) and/or the Purchasing Shareholders shall, except as provided below, effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) days after the expiration of the fifteen (15)-day option period of the Purchasing Shareholders or fifteen (15) days after the expiration of the fifteen (15)-day option period of the Company if the Company elects to exercise the option with respect to all of the Target Shares; and at such time the Purchaser shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company's Common Stock. However, (i) should the purchase price specified in the notice of intended disposition be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) and/or the Purchasing Shareholders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property, and (ii) if there is no purchase price for the intended disposition, the Company (or its assignees) and/or the Purchasing Shareholders shall have the right to purchase any or all of the Target Shares for a purchase price in the form of cash equal in amount to the value of such Target Shares. If the Purchaser and the Company (or its assignees) and/or the Purchasing Shareholders cannot agree on such cash value within ten (10) days after the Company's receipt of the notice of intended disposition, the valuation shall be made by an appraiser of recognized standing selected by the Purchaser and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. In the event that the valuation is made by an appraiser, the fees associated with such appraisal shall be borne by the Company. The closing shall then be held on the later of (i) the fifth business day following the Company's (or its assignees') exercise of its purchase rights hereunder or (ii) the fifteenth day after such cash valuation shall have been made.

               (e) In the event written notice of exercise of the Company's and/or the Purchasing Shareholder's right of first refusal is not given to the Purchaser within forty-five (45) days following the date of the Company's receipt of the notice of intended disposition under Section 4(a), the Purchaser shall, for a period of ninety-five (95) days thereafter, have the right to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third party purchaser than those specified in the notice of intended disposition given to the Company; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Purchaser in Section 5 of this Agreement. The third party purchaser shall acquire the Target Shares free and


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clear of all the terms and provisions of this Agreement (including the Company's first refusal rights hereunder). In the event Purchaser does not sell or otherwise dispose of the Target Shares within the specified ninety-five (95) day period, the Company's right of first refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the Purchaser until such right lapses in accordance with Section 4(h).

               (f) All proposed judicial transfers and sales of the Shares by order of any court or referee in bankruptcy ("Order") shall be subject to the terms and provisions of Section 4 of this Agreement. In the event a sale or transfer is proposed pursuant to an Order, all of the terms of this Section 4 shall apply, with the following modification. Instead of a notice of intent to transfer being delivered to the Company, a copy of the Order shall be delivered to the Company by the proposed transferee, which shall state the name and address of the proposed transferee and shall specify the number of the Shares to be sold and the consideration per Share. For other purposes of this Section 4, the receipt of the Order shall be treated as the receipt of the notice of intended disposition as set forth in Section 4(a) above. All proposed transfers pursuant to an Order which do not set forth the purchase price capable of valuation which would allow the Company to exercise its rights of first refusal are expressly prohibited. Any purported transfer in contravention of this
Section 4(f) shall be null and void and shall pass no title to the proposed transferee.

               (g) In the event the Company (or its assignees) and/or the Purchasing Shareholders make a timely exercise of its first refusal rights hereunder with respect to a portion, but not all, of the Target Shares specified in the Purchaser's notice of intended disposition, the Purchaser shall have the option, exercisable by written notice to the Company delivered within sixty (60) days after the date of the initial notice of intended disposition, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                    (i) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of Section 4(a), as if the Company and/or the Purchasing Shareholders did not exercise their respective first refusal rights hereunder; or

                    (ii) sale to the Company (or its assignees) and/or the Purchasing Shareholders of the portion of the Target Shares which the Company (or its assignees) and/or the Purchasing Shareholders have elected to purchase, such sale to be effected in substantial conformity with the provisions of Sections 4(b), (c) and (d) and, at the option of Purchaser, sale of the remaining portion of the Target Shares to a third-party purchaser in compliance with Section 4(e).

          Failure of the Purchaser to deliver timely notification to the Company under this Section 4(g) shall be deemed to be an election by the Purchaser to sell the Target Shares pursuant to alternative (i) above.

               (h) LAPSE. The Company's right of first refusal under this
Section 4 shall lapse and cease to have effect upon the closing of an underwritten public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of common stock for the account of the Company.


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                    (i) Restrictive Legend. Until such time as the Company's
right of first refusal lapses and ceases to have effect pursuant to the provisions of Section 4(g), the stock certificate for the Shares shall be endorsed with the following additional legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS ASSIGNS) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

               5.   INVESTMENT REPRESENTATIONS.

                    (a) Purchaser represents and warrants that he or she is acquiring the Shares for his or her own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act").

                    (b) Purchaser understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by Purchaser indefinitely, and that Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legends:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

               IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

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and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                    (c) Purchaser is a key employee of the Company and has been furnished with such materials and has been given access to such information relating to the Company as Purchaser or Purchaser's qualified representative has requested and Purchaser has been afforded the opportunity to ask questions regarding the Company and the Shares, all as Purchaser has found necessary to make an informed investment decision.

                    (d) Purchaser represents and warrants that Purchaser is either an accredited investor within the meaning of Regulation D under the 1933 Act, or by reason of Purchaser's business or financial experience, or the business or financial experience of Purchaser's professional advisor, Purchaser has the capacity to protect Purchaser's own interests in connection with this transaction.

               6.   SHARES FREE AND CLEAR.

                    All Shares purchased by the Company and/or the Purchasing Shareholders pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Agreement and such securities laws).

               7.   NOTICE.

                    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the addresses set forth opposite their signatures below (or such other address as shall be given in writing by either party to the other).

               8.   BINDING OBLIGATIONS.

                    All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

               9.   CAPTIONS AND PARAGRAPH HEADINGS.

                    Captions and paragraph headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

               10.  ENTIRE AGREEMENT.

                    This instrument contains the entire agreement of the parties. This Agreement may be amended only by an agreement in writing signed by all of the parties.

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               11.  ASSIGNMENT.

                    No party hereto shall have the right, without the prior written consent of the other party, to sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

               12.  COUNTERPARTS.

                    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.

               13.  APPLICABLE LAW.

                    This Agreement shall be construed under, and enforced in accordance with and governed by the laws of the State of California.

               14.  TAX ELECTIONS.

                    Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares hereunder, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended, and that the Company has no responsibility for the making of any such election.

               15.  REPORTS TO PURCHASER.

                    Until the expiration of the right to purchase the Shares as provided in Section 1 above, the Company will furnish to Purchaser copies of all annual and other periodic reports that the Company distributes generally to its shareholders.

               16.  MARKET STANDOFF AGREEMENT.

                    Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 90 days) from the effective date of such registration as the Company or the underwriters may specify.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     THE COMPANY:

                                     KOFAX IMAGE PRODUCTS

Address:

3 Jenner Street
Irvine, CA 92718                     By
                                       -----------------------------------------

                                     PURCHASER:
Address:

----------------------------------

----------------------------------   -------------------------------------------


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                       CONSENT AND RATIFICATION OF SPOUSE



         The undersigned, the spouse of _____________, a party to the attached Restricted Stock Agreement (the "Agreement"), dated as of _____________, hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest herein.


Date:_______________                     _______________________